SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 28, 2014

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

In a letter to the financial community to be released today, May 28, 2014, (the “Letter”), Dynegy Inc. (“Dynegy”) will be reporting that it has cleared significant capacity in the recent PJM capacity auction. A copy of the Letter announcing the matter described above is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

The Letter contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong.  Please read Dynegy’s annual, quarterly and current reports filed under the Securities Exchange Act of 1934, including its 2013 Form 10-K and first quarter 2014 Form 10-Q for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally.  Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements.  All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

In accordance with SEC Release No. 33-8176, the information contained in the Letter furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Document

99.1	Letter to Members of the Financial Community, May 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: May 28, 2014	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Letter to Members of the Financial Community, May 28, 2014